                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                      ----

                                   FORM 8-K/A

                       AMENDMENT TO APPLICATION OR REPORT

          FILED PURSUANT TO SECTION 12, 13, OR 15(d) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

                              THE TITAN CORPORATION
                              ---------------------

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                AMENDMENT NO. ONE
                                              ---

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its CURRENT REPORT on Form 8-K (DATED MAY 24, 1996) as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          The Witt Companies combined financial statements as of and for the years ended July 31, 1995 and 1994.

     (b)  Pro Forma Financial Information.

          Pro forma condensed balance sheet as of March 31, 1996.

          Pro forma condensed balance sheet as of December 31, 1995.

          Pro forma condensed statement of operations for the three months ended March 31, 1996.

          Pro forma condensed statement of operations for the year ended December 31, 1995.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   The Titan Corporation
                                   ---------------------
                                   (Registrant)

                                   By /s/ BERNARD HIRL
                                      ----------------
                                      Bernard Hirl
                                      Sr. Vice President and Chief Financial
Date August 7, 1996                     Officer
     --------------

                          THE WITT COMPANIES

                          COMBINED FINANCIAL STATEMENTS
                          AS OF JULY 31, 1995 AND 1994
                          TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of the
  Titan Corporation:

We have audited the accompanying combined balance sheets of the WITT COMPANIES as of July 31, 1995 and 1994, and the related combined statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements have been prepared in connection with the acquisition (see Note 13) by the Titan Corporation of all of the outstanding shares of Eldyne, Inc., Unidyne Corporation and certain net assets of Diversified Control Systems LLC from Jack D. Witt. The accompanying combined financial statements are not intended to be a complete presentation in accordance with generally accepted accounting principles of all companies owned or controlled by Jack D. Witt as of July 31, 1995 and 1994.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Witt Companies as of July 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                                        ARTHUR ANDERSEN LLP


San Diego, California
July 31, 1996

                               THE WITT COMPANIES


                             COMBINED BALANCE SHEETS

                          AS OF JULY 31, 1995 AND 1994

                                     ASSETS

                                                       1995            1994
                                                   ------------    ------------

CURRENT ASSETS:
  Cash                                              $   524,000     $   147,000
  Contract receivables                               12,089,000       8,586,000
  Prepaid expenses and other                          1,713,000       2,110,000
  Employee advances                                     369,000          70,000
                                                    -----------    ------------
        Total current assets                         14,695,000      10,913,000

RELATED PARTY RECEIVABLES                             3,658,000       1,181,000
GOODWILL, NET                                         2,918,000           -
PROPERTY AND EQUIPMENT, NET                           2,026,000         350,000
OTHER ASSETS                                            337,000          54,000
NOTE RECEIVABLE                                         150,000           -
                                                    -----------     -----------
        Total assets                                $23,784,000     $12,498,000
                                                    -----------     -----------
                                                    -----------     -----------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                  $ 2,087,000     $   786,000
  Lines of credit                                     6,038,000       2,658,000
  Deferred income taxes                               3,568,000       3,507,000
  Amounts due to related parties                      1,632,000         977,000
  Accrued compensation, benefits and other              573,000         504,000
  Current portion of long-term debt                     262,000           -
  Income taxes payable                                  317,000         172,000
  Current portion of capital lease obligation            21,000           -
                                                    -----------     -----------
        Total current liabilities                    14,498,000       8,604,000
                                                    -----------     -----------

LONG-TERM DEBT                                        1,564,000           -
LONG-TERM PORTION OF CAPITAL LEASE OBLIGATION           141,000           -
MINORITY INTEREST                                       562,000           -

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, Eldyne                                      1,000           1,000
Additional paid in capital                               66,000          66,000
Common stock, Unidyne                                 3,600,000           -
Unrealized holding gain on investment in
  marketable securities                                   8,000           -
Common shares, DCS                                        1,000           1,000
Accumulated earnings                                  3,343,000       3,826,000
                                                    -----------     -----------
        Total stockholders' equity                    7,019,000       3,894,000
                                                    -----------     -----------
        Total liabilities and stockholders' equity  $23,784,000     $12,498,000
                                                    -----------     -----------
                                                    -----------     -----------


The accompanying notes are an integral part of these combined financial statements.

                               THE WITT COMPANIES


                        COMBINED STATEMENTS OF OPERATIONS

                   FOR THE YEARS ENDED JULY 31, 1995 AND 1994



                                                       1995            1994
                                                    -----------     -----------

REVENUES                                            $31,500,000     $23,077,000
                                                    -----------     -----------
COSTS AND EXPENSES:
  Cost of revenues                                   21,911,000      14,064,000
  Selling, general and administrative                 9,388,000       8,411,000
                                                    -----------     -----------
                                                     31,299,000      22,475,000
                                                    -----------     -----------
        Operating income                                201,000         602,000

INTEREST INCOME                                         209,000           -
INTEREST EXPENSE                                       (355,000)       (134,000)
OTHER EXPENSE                                           (51,000)          -
                                                    -----------     -----------
        Income before provision for income taxes
          and minority interest                           4,000         468,000

PROVISION FOR INCOME TAXES                              377,000         361,000
                                                    -----------     -----------
                                                       (373,000)        107,000
MINORITY INTEREST                                      (110,000)          -
                                                    -----------     -----------
        Net income (loss)                           $  (483,000)    $   107,000
                                                    -----------     -----------
                                                    -----------     -----------


The accompanying notes are an integral part of these combined financial statements.

                               THE WITT COMPANIES


                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                   FOR THE YEARS ENDED JULY 31, 1995 AND 1994



                                                                           Unrealized      Diversified
                                                                             Holding         Control
                                Eldyne                        Unidyne       Gain on          Systems
                             Common Stock    Additional    Common Stock    Investment     Common Shares
                             ------------      Paid-In     ------------   in Marketable   -------------     Accumulated
                          Class A  Class B     Capital    Shares  Amount    Securities   Shares   Amount      Earnings     Total
                          -------  -------   -----------  ------  ------   --------------------------------------------------------

Balances at July 31, 1993  $1,000   $  -       $66,000        -   $    -      $  -          -      $  -     $3,719,000  $3,786,000

Acquisition of Diversified
 Control Systems
 common shares,
 March 2, 1994                -        -          -           -        -         -         100      1,000        -           1,000

Net income                    -        -          -           -        -         -          -         -        107,000     107,000
                           ------   -------    -------     -----  ----------  ------       ---     ------   ----------  ----------
Balances at July 31, 1994   1,000      -        66,000        -        -         -         100      1,000    3,826,000   3,894,000

Acquisition of Unidyne
 common stock,
 February 1995                -        -          -        2,320   3,600,000     -          -         -          -       3,600,000

Unrealized holding gain on
 investment in marketable
 securities                   -        -          -           -        -       8,000        -         -          -           8,000

Net (loss)                    -        -          -           -        -         -          -         -       (483,000)   (483,000)
                           ------   -------    -------     -----  ----------  ------       ---     ------   ----------  ----------
Balances at July 31, 1995  $1,000   $  -       $66,000     2,320  $3,600,000  $8,000       100     $1,000   $3,343,000  $7,019,000
                           ------   -------    -------     -----  ----------  ------       ---     ------   ----------  ----------
                           ------   -------    -------     -----  ----------  ------       ---     ------   ----------  ----------


The accompanying notes are an integral part of these combined financial statements.

                               THE WITT COMPANIES


                        COMBINED STATEMENTS OF CASH FLOWS

                   FOR THE YEARS ENDED JULY 31, 1995 AND 1994


                                                        1995           1994
                                                    ------------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                  $ (483,000)    $   107,000
  Adjustments to reconcile net earnings to net cash
    provided by (used for) operating activities (net
    of effects of businesses acquired):
      Depreciation and amortization                     716,000         187,000
      Gain on sale of property and equipment             (7,000)          -
      Deferred income taxes                              61,000         220,000
      Changes in assets and liabilities:
        Contract receivables                            268,000         600,000
        Prepaid expenses and other                      928,000      (1,290,000)
        Accounts payable and accrued expenses            63,000        (434,000)
        Accrued compensation and benefits               (41,000)       (128,000)
        Income taxes payable                            145,000        (290,000)
                                                     ----------     -----------
          Net cash provided by (used for) operating
            activities                                1,650,000      (1,028,000)
                                                     ----------     -----------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of businesses, net of cash acquired       (4,225,000)       (350,000)
  Issuance of notes receivable                         (192,000)          -
  Capital expenditures                                 (187,000)       (106,000)
  Proceeds from sale of equipment                         8,000           -
  Collections on notes receivable                        20,000           -
                                                     ----------     -----------
          Net cash (used for) investing activities   (4,576,000)       (456,000)
                                                     ----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank borrowings, net                                2,756,000       1,552,000
  Principal payments under capital lease obligations   (115,000)          -
  Borrowings under notes payable to related parties     655,000           -
  Other                                                   7,000           1,000
                                                     ----------     -----------
          Net cash provided by financing activities   3,303,000       1,553,000
                                                     ----------     -----------

          Net increase in cash and cash equivalents     377,000          69,000

CASH, beginning of year                                 147,000          78,000
                                                     ----------     -----------
CASH, end of year                                    $  524,000     $   147,000
                                                     ----------     -----------
                                                     ----------     -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                         $  346,000      $   47,000
                                                     ----------      ----------
                                                     ----------      ----------
    Taxes                                            $  180,000      $  432,000
                                                     ----------      ----------
                                                     ----------      ----------



The accompanying notes are an integral part of these combined financial statements.

                               THE WITT COMPANIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             JULY 31, 1995 AND 1994



1.   ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION

The accompanying combined financial statements have been prepared in connection with the acquisition (see Note 13) by the Titan Corporation of certain affiliated entities either wholly or majority owned and controlled by Jack D. Witt ("Witt") as of July 31, 1995 and 1994, as explained below. These acquired entities are referred to herein as the "Witt Companies" or the "Company." Following is a description of the affiliated entities included in the accompanying combined financial statements.

     ELDYNE, INC. (A CALIFORNIA CORPORATION) ("ELDYNE")

     Eldyne, Inc. provides research and development, fabrication, prototyping, integration, installation, repair, field testing and evaluation services primarily to military commands and government agencies involved in electronic and mechanical hardware systems such as communication, navigation, electronic warfare, sonar and radar. As of July 31, 1995 and 1994, Eldyne was wholly owned by Witt. Eldyne's fiscal year-end is July
     31. Accordingly, the combined financial statements include the financial position and results of operations of Eldyne as of and for the years ended July 31, 1995 and 1994. Eldyne's primary facilities are located in San Diego, California, and Crystal City, Virginia.

     UNIDYNE CORPORATION (A VIRGINIA "S" CORPORATION) ("UNIDYNE")

     Unidyne Corporation provides field engineering, design, repair and maintenance services on military electronic and mechanical hardware equipment and systems, primarily under government contracts. In February 1995, Witt acquired approximately 61% of Unidyne from certain individual Unidyne stockholders (Note 3). Witt continued to own approximately 61% of Unidyne as of July 31, 1995. Unidyne's fiscal year-end is June 30. Accordingly, the combined financial statements include the financial position of Unidyne as of June 30, 1995, and the results of its operations for the period February 1, 1995 through June 30, 1995. Unidyne's primary facilities are located in Norfolk, Virginia.

     DIVERSIFIED CONTROL SYSTEMS LLC (A NEVADA LIMITED LIABILITY COMPANY)
     ("DCS")

     Diversified Control Systems is involved in contracting services for prison security and access control systems, primarily for state, municipal, and local government agencies. These services include research and development, project management, hardware, software and system design, system integration, programming and production, on-site installation, site management, field testing, and support for its customers. DCS's fiscal year-end is July 31. Witt Holding Company LLC and Witt owned 100% of DCS at July 31, 1995 and 1994. The combined financial statements include the financial position of DCS as of July 31, 1995 and 1994 and the results of its operations for the fiscal year ended July 31, 1995, and, for the period March 2, 1994 to July 31, 1994. (See Note 3).

These combined financial statements are not intended to reflect all of the companies owned and/or controlled by Witt as of July 31, 1995 and 1994.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF COMBINATION

     All of the intercompany activity and balances by and between Eldyne, Unidyne, and DCS have been eliminated in the combination. Differences in intercompany balances that are a result of differing fiscal accounting periods were not significant.

     REVENUE RECOGNITION

     The majority of the revenues at Eldyne and Unidyne result from contract services performed for the U.S. Government or for contractors engaged in work for the U.S. Government under a variety of contracts. Revenues on time and material contracts are recorded on the basis of hours delivered plus other allowable direct costs as incurred. Revenues on cost-type contracts are recorded on the basis of recoverable costs incurred and fees earned. Revenues on fixed price contracts are recorded as services are performed, using the percentage-of-completion method of accounting, primarily based on contract costs incurred to date compared to total estimated costs at completion. Estimated contract losses, if any, are recognized during the period in which losses are first identified.

     A substantial portion of Eldyne's and Unidyne's direct and indirect contract costs are subject to audit by the Defense Contract Audit Agency ("DCAA"). Eldyne's and Unidyne's indirect cost rates have been audited and approved by the Defense Contract Audit Agency for fiscal 1992 and prior years. In the opinion of management, the audits of fiscal 1995, 1994, and 1993 indirect cost rates by DCAA will not result in adjustments having a material adverse effect on the Company's results of operations or financial position.

     The majority of the revenue at DCS is derived from services under fixed price type contracts. Revenue under such contracts is recognized using the percentage-of-completion method of accounting. The percent complete is determined based on contract costs incurred to date compared with total estimated costs at completion. Estimated contract losses, if any, are recognized during the period in which the losses are first identified.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at historical cost, net of accumulated depreciation and amortization. Depreciation on all assets except buildings and leasehold improvements, is provided over the estimated useful lives of the respective assets, generally three to seven years, using either straight-line or the double declining balance method. Buildings are depreciated using the straight-line method over 31.5 years. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the estimated useful lives of the improvements.

     GOODWILL

     The excess of acquisition cost over the fair value of net assets of businesses acquired (goodwill) is being amortized using the straight-line method, generally over ten years.

     RECENT ACCOUNTING PRONOUNCEMENT

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of." The statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable assets to be disposed of. The adoption of SFAS No. 121 could potentially result in a $500,000 valuation adjustment being reflected in DCS's financial statements in a period subsequent to July 31, 1995, before considering the impact of the transaction discussed in Note 13.

     INCOME TAXES

     As previously explained, the Company consists of a combined group of affiliated entities. These combined financial statements reflect the tax consequences of the results of operations of the Company, after consideration of the individual entities' tax status as described below (see also Note 9):

       ELDYNE

       For financial reporting purposes, Eldyne accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires the liability method of accounting for deferred income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recognized. For Federal and State income tax reporting purposes, Eldyne uses the cash basis of accounting to determine taxable income.

       UNIDYNE AND DIVERSIFIED CONTROL SYSTEMS LLC

       Unidyne (an "S" Corporation) and DCS (a limited liability corporation) are treated as partnerships rather than as entities taxable as corporations. Accordingly, no provision/benefit has been made in the accompanying combined financial statements for Federal or State income taxes on the results of operations of either Unidyne or DCS. Any taxes/benefits of Unidyne or DCS are imposed on the individual stockholders for their respective shares of these companies' income or loss. The tax returns and amounts of distributable income or loss of these companies to the stockholders are subject to examination by Federal and State taxing authorities. If such examination were to result in a change to either DCS's or Unidyne's taxable status or in changes to distributable income or losses of these companies, the tax liability of these companies or of the stockholders could be changed accordingly.

     FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying values of cash, contract receivables and accounts payable approximate fair value due to the short maturities of such instruments. Long-term debt, capital lease obligations and the line of credit are carried at amounts approximating fair values based on current rates offered to the Company for debt and line of credit arrangements with similar collateral, guarantees, and maturities.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of contract receivables. The Company believes that the concentration of credit risk with respect to contract receivables is limited as these receivables are primarily due from the U.S. Department of Defense. However, the Company has included in its unbilled accounts receivable certain costs for which a contractual increase in funding has not yet been received from the respective customer. These costs have been incurred on existing contracts which have not yet reached their funding limit. Management believes that adequate reserves have been provided for adjustments, if any, that may result from the inability to execute contract funding modifications.

3.   BUSINESS COMBINATIONS

DCS was formed on March 2, 1994. Operations from March 2, 1994 to March 31, 1994 were insignificant. On March 31, 1994, DCS acquired substantially all of the assets and certain liabilities of Diversified Engineering, Inc.'s ("DEI") prison system services business for approximately $525,000, including $350,000 cash, in a transaction accounted for as a purchase. The acquired net assets, consisting primarily of contract receivables, were recorded at their estimated fair values which approximated the purchase price. The purchase price was subject to adjustment based on achieving specified contract cost estimates described in the asset purchase agreement. During fiscal 1995, DCS recorded goodwill, representing costs incurred on contracts acquired from DEI exceeding those estimated at the acquisition date. The accompanying combined financial statements reflect the results of operations of DCS for the period from inception (March 2, 1994) through July 31, 1994, and, for the fiscal year ended July 31, 1995.

In February 1995, Witt acquired 61 percent of the outstanding capital stock of Unidyne, for approximately $3,800,000, including all transaction costs and expenses, from certain Unidyne stockholders. The acquisition was financed primarily through bank borrowings. The acquisition has been accounted for using the purchase method. Accordingly, purchase price was allocated based on the proportional change in ownership to the net assets acquired. The excess of purchase price over the carrying amount of Unidyne's net assets, after consideration of minority interest, was allocated to the net assets based on management's estimates of fair market value, except for fixed assets, which was allocated based on independent appraisal. At the time of the acquisition, assets of Unidyne exceeded liabilities by approximately $1,500,000. The purchase price allocation resulted in a $374,000 increase in the recorded value of buildings and equipment, and $2,518,000 in goodwill. The goodwill is being amortized on a straight-line basis over 10 years. Unidyne's results of operations have been included in the combined results of operations of the Company since the date of acquisition.

The following unaudited pro forma information presents a summary of combined results of operations of the Company as if the acquisition of Unidyne and DCS had occurred at the beginning of the respective periods, with pro forma adjustments to give effect to amortization of goodwill, interest expense on acquisition debt, income taxes and certain other adjustments:

                                               Unaudited Pro Forma
                                               1995           1994
                                            -----------    -----------

     Revenues                               $45,561,000    $44,714,000
     Net income (loss)                      $  (745,000)   $    46,000

4.   CONTRACT RECEIVABLES

Contract receivables reflect billed and unbilled costs inclusive of estimated profit and contractual retention amounts, net of progress payments.

                                                1995           1994
                                            -----------     ----------

     Contracts
       Billed                                $9,916,000     $5,740,000
       Unbilled                               2,173,000      2,846,000
                                            -----------     ----------
                                            $12,089,000     $8,586,000
                                            -----------     ----------
                                            -----------     ----------

Included in unbilled receivables are amounts billable upon final execution of contracts, contract completion, milestone or completion of rate negotiations. Substantially all unbilled receivables at July 31, 1995 are expected to be collected within one year. The Company's business activities are highly concentrated in the defense industry and the U.S. Department of Defense is the Company's primary customer. Payments to the Company for performance on certain U.S. government contracts are subject to audit by the Defense Contract Audit Agency. Revenues have been recorded at amounts expected to be realized upon final settlement. In the opinion of management, adequate reserves have been provided for adjustments, if any, that may result from such governmental audits.

5.   RELATED PARTY ACTIVITY

From time to time, in the normal course of business, the Company has transactions with related parties. The following is a summary of related party balances included in the accompanying financial statements as of July 31, 1995 and 1994:

     RECEIVABLES                                       1995           1994
     -----------                                    ----------     ----------

     Line of credit receivable - Witt Holding Co.   $1,793,000     $1,181,000
     Note receivable - Witt Holding Company          1,500,000          -
     Note receivable - Witt                             93,000          -
     Note receivable - Officer                          80,000          -
     Interest receivable                               192,000          -
                                                    ----------     ----------
                                                    $3,658,000     $1,181,000
                                                    ----------     ----------
                                                    ----------     ----------

The line of credit receivable and the note receivable represent amounts due to Eldyne and Unidyne from Witt Holding Company ("WHC" - a separate legal entity not acquired by the Titan Corporation - Note 13). Accordingly, such balances have not been eliminated in the accompanying combined financial statements. The line of credit bears interest at 8.625% at July 31, 1995 and is renewable annually. Interest receivable under these loans is $192,000 and $0 at July 31, 1995 and 1994, respectively. The note is unsecured and bears interest of prime plus 1% (10.25% at July 31, 1995).

The $93,000 note receivable is due from Witt. The note is unsecured and bears interest at prime plus 1% (10.25% at July 31, 1995).

The $80,000 note receivable is due from an officer of Unidyne. The note is unsecured and bears interest at prime plus 1% (10.25% at July 31, 1995).



     PAYABLES                                          1995           1994
     --------                                       ----------     ----------

     Line of credit                                 $1,156,000     $  621,000
     Subordinated note payable to WHC                  350,000        350,000
     Accrued interest                                  126,000          6,000
                                                    ----------     ----------
                                                    $1,632,000     $  977,000
                                                    ----------     ----------
                                                    ----------     ----------


DCS has an unsecured revolving line of credit agreement with WHC. The agreement provides for credit to DCS, not to exceed $2,250,000 in the aggregate outstanding at any one time. The terms of the agreement require quarterly interest payments at the Crestar Bank floating "Prime Rate" plus 1.5%, (10.25% at July 31, 1995) and for the payment of principal upon demand.

The subordinated note payable is due upon demand, with all principal to be paid no later than March 1999. Interest on the note is equal to the Crestar Bank floating "Prime Rate" plus 1.5%, payable quarterly.

6.   PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

                                                       1995          1994
                                                   -----------   ------------

     Equipment                                     $ 2,400,000   $  1,104,000
     Furniture and fixtures                            698,000        588,000
     Building and improvements                         571,000          -
     Leasehold improvements                             88,000         88,000
                                                   -----------    -----------
                                                     3,757,000      1,780,000

             Less accumulated depreciation          (1,731,000)    (1,430,000)
                                                   -----------    -----------
                                                   $ 2,026,000    $   350,000
                                                   -----------    -----------
                                                   -----------    -----------
7.   NOTE RECEIVABLE

At July 31, 1995 and 1994, the Company has a $150,000 note receivable due from DEI. The note accrues interest at $25,000 annually, is unsecured, and is due in March, 1999. Accrued interest on the note at July 31, 1995 is $20,000, and is included in other current assets. No interest was accrued on the note at July 31, 1994.

8.   BANK CREDIT AGREEMENTS

     A.   LINE OF CREDIT

     Eldyne, Unidyne, and DCS have Credit Agreements (the "Agreements") with Crestar Bank (the "Bank") covering both revolving lines of credit and term debt facilities. The Agreements are separate, are collateralized separately, and function as independent credit facilities. The Agreements contain certain financial covenants, the most significant of which requires the maintenance of a stipulated borrowing base, consisting primarily of contract receivables. All amounts loaned under the Agreements contain cross default provisions among the Witt Companies and are guaranteed by Witt. Substantially all of the Company's assets are collateralized under the Agreements.

     The revolving lines provide for credit which cannot exceed the lesser of 85% of eligible billed government receivables (prime contract receivables) plus 75% of eligible billed commercial receivables (subcontract receivables) or a fluctuating ceiling amount (aggregating $6,500,000 at July 31, 1995). The lines bear interest at 2.5% above the LIBOR (London Interbank Offering Rate), to yield an effective interest rate of 8.625% at July 31, 1995. The terms of the Agreements require monthly interest payments with outstanding principal due on December 31, 1995. As of July 31, 1995 and 1994, aggregate amounts outstanding under this, and a prior agreement, were $6,038,000 and $2,658,000, respectively.

     B.   LONG-TERM DEBT

     Long-term debt, provided under the aforementioned Bank Credit Agreements, consists of the following:
                                                                        1995
                                                                     ----------

     Bank term loan for $999,000 payable in monthly
       principal installments of $4,163, plus interest
       at 8.2875%, due February 10, 2000.  There is a
       one time balloon payment of $636,258 due at maturity.
       The term loan is collateralized by the same assets
       and subject to the same restrictions as the revolving
       lines of credit.                                              $  861,000

     Bank term loan for $250,000 payable in monthly principal
       installments of $5,208, plus interest at 8.2875%, due on
       February 10, 2000.  The term loan is collateralized by the same assets and subject to the same restrictions as the
       revolving lines of credit.                                       215,000

     Bank term loan for $750,000 payable in quarterly principal installments of $37,500, plus monthly interest payments at
       2.5% above the LIBOR, to yield an effective interest rate
       of 8.625% at July 31, 1995, due on February 10, 2000.  The
       term loan is collateralized by the same assets and subject
       to the same restrictions as the revolving lines of credit.       750,000
                                                                     ----------
                                                                      1,826,000

     Less amounts due within one year                                   262,000
                                                                     ----------
                                                                     $1,564,000
                                                                     ----------
                                                                     ----------

     Aggregate annual principal payments on the long-term debt are scheduled as follows:

        FISCAL YEAR
        -----------
          1996                                    $  262,000
          1997                                       262,000
          1998                                       262,000
          1999                                       228,000
          2000                                       221,000
          Thereafter                                 591,000
                                                  ----------
                                                  $1,826,000
                                                  ----------
                                                  ----------

In February 1996, Crestar Bank extended the Company's revolving lines of credit through December 31, 1996.

9.   INCOME TAXES

The components of the combined income tax provision at July 31, 1995 and 1994 are as follows:

                                                      1995           1994
                                                    --------       --------

     Current:
      Federal                                       $269,000       $146,000
      State                                           48,000         26,000
                                                    --------       --------
                                                     317,000        172,000
                                                    --------       --------
     Deferred:
      Federal                                         51,000        161,000
      State                                            9,000         28,000
                                                    --------       --------
                                                      60,000        189,000
                                                    --------       --------
      Total income provision                        $377,000       $361,000
                                                    --------       --------
                                                    --------       --------


The following is a reconciliation of the provision for income taxes for fiscal 1995 and 1994 to the amounts computed by applying the applicable statutory income tax rates to income before income taxes:

                                                      1995           1994
                                                    --------       --------

     Expected federal income tax                    $  1,000       $159,000
     Expected state income tax                         -             43,000
     Impact of non "C" Corp net income/losses
       not provided for/benefited                    306,000         80,000
     Other                                            70,000         79,000
                                                    --------       --------
     Income tax provision                           $377,000       $361,000
                                                    --------       --------
                                                    --------       --------
The primary source of temporary differences and deferred income taxes relates to the accrual to cash adjustment required to record Eldyne's income and expenses for income tax purposes on the cash basis.

10.  BENEFIT PLANS

     EMPLOYEE STOCK BONUS PLAN

     Eldyne has an Employee Stock Bonus Plan (the "Plan") which provides for the issuance of not more than 45,000 shares of Class B non-voting common stock to key employees at the discretion of the Board of Directors. The value assigned to these shares is based upon the estimated fair value of the shares on the date of issuance. All shares vest to the employee on the date of issuance. The Plan contains certain restrictions on the transfer of stock that gives Eldyne the right to repurchase the shares, at the estimated fair value on the date of repurchase, upon the employee's termination. At July 31, 1995 and 1994, no shares were issued or outstanding under this Plan.

     401(k) - DEFERRED COMPENSATION PLAN

     Eldyne maintains a deferred compensation plan in accordance with the provisions of the Internal Revenue Code Section 401(k) (the "401(k) Plan"). The 401(k) Plan is for the benefit of all qualifying employees, generally all employees over 18 years of age and with one year of service. The 401(k) Plan does not require employee contributions.

     The 401(k) Plan permits matching of any voluntary employee contributions. The matching is at the rate of 50% of employee contributions, up to a maximum of $1,000 per year per employee. Eldyne contributions are vested at the rate of 25% per year with full vesting after 5 years of service. The Company made contributions of $133,000 and $75,000 in fiscal 1995 and 1994, respectively.

     DEFINED CONTRIBUTION AND EMPLOYEE BENEFIT PLANS

     Unidyne maintains a defined contribution savings and retirement plan for all employees who have completed 1,000 hours of service. Employees may make voluntary contributions to the plan. Contributions are determined by the Board of Directors of Unidyne, and amounted to $75,000 and $100,000 for fiscal 1995 and 1994, respectively.

     Unidyne also provides bonuses to employees based on the discretion of management. Bonuses totaled approximately $227,000 and $200,000 for fiscal 1995 and 1994, respectively.

     Unidyne provides health and accident benefits to employees under a self-insurance program. Claims in any one year exceeding $35,000 per participant, or exceeding $828,000 for all claims are covered by an insurance carrier. Accrued expenses include approximately $60,000 and $80,000, for occurrences prior to July 31, 1995 and 1994, respectively, for which subsequent payments are anticipated to be made.

11.  COMMITMENTS AND CONTINGENCIES

     LEASING ARRANGEMENTS

     The Company leases certain office facilities and equipment used in its business. These leases have varying expiration dates and often include renewal options. Certain leases require the Company to pay escalations in costs over base amounts for taxes, insurance, or other operating expenses incurred by the lessor.

     Rental expense under operating leases for fiscal 1995 and 1994 amounted to $991,000 and $716,000, respectively. This total includes amounts paid to a related party of $42,000 and $100,000 for fiscal years 1995 and 1994, respectively.

     Following is a schedule of future minimum rental payments as of June 30, 1995:

           FISCAL YEAR ENDING                       CAPITAL       OPERATING
           ------------------                       -------       ---------

                 1996                               $ 36,000     $  686,000
                 1997                                 36,000        212,000
                 1998                                 36,000        100,000
                 1999                                 36,000         36,000
                 2000                                 36,000           -
                 Thereafter                           38,000           -
                                                    --------     ----------
                 Total Minimum lease payments        218,000     $1,034,000
                                                                 ----------
                                                                 ----------
     Less amount representing interest                56,000
                                                    --------
                                                     162,000
     Less current portion                             21,000
                                                    --------
                                                    $141,000
                                                    --------
                                                    --------

     Assets under capital leases had a net book value of approximately $156,000 at July 31, 1995.

     Eldyne has consulting agreements with three former officers and stockholders. During fiscal 1995 and 1994, Eldyne made aggregate payments under the agreements of $210,000 each year. Future payments under the consulting agreements are approximately $130,000 for each of the fiscal years ended July 31, 1996 and 1997.

     Unidyne has entered into an agreement with its majority stockholder, whereby a payment of approximately $1,000,000 is to be paid to such stockholder in the event of a change in control of Unidyne (See Note 13).

     LEGAL

     The Company is involved in various legal actions in the ordinary course of its business activities. Management does not expect these actions to have a significant impact on the Company's financial condition or results of its operations.

12.  INVESTMENT IN MARKETABLE SECURITIES

     Marketable securities represent an investment of $36,000 in a publicly traded company valued at the current market value and are included in prepaid expenses and other in the July 31, 1995 balance sheet. Unrealized gains and losses related to this investment have been reflected in stockholders' equity in the accompanying combined balance sheets. Subsequent to July 31, 1995, the investment in marketable securities was sold by the Company.

13.  SUBSEQUENT EVENT

On May 24, 1996, Titan consummated the purchase from Witt of all of the issued and outstanding shares of stock of Eldyne and Unidyne, and, substantially all of the net assets of DCS, for approximately $24 million, subject to certain post-closing adjustments. No accounting has been effected in the accompanying combined financial statements for this transaction.

                              THE TITAN CORPORATION

                         Pro Forma Financial Information

                         PRO FORMA FINANCIAL INFORMATION

     The accompanying pro forma financial statements should be read in conjunction with the Notes to Consolidated Financial Statements contained in The Titan Corporation's ("the Company" or "Titan") Annual Report on Form 10-K for the year ended December 31, 1995, the Notes to Consolidated Financial Statements contained in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996 and the Notes to the Witt Companies' combined financial statements as of and for the years ended July 31, 1995 and 1994.

     On May 24, 1996, the Company consummated the acquisition of three privately-held affiliated businesses--Eldyne, Inc., a California corporation ("Eldyne"), Unidyne Corporation, a Virginia corporation ("Unidyne") and Diversified Control Systems, LLC, a Nevada limited liability company ("DCS"), each wholly or majority owned by Jack D. Witt ("Witt"), hereinafter referred to as the Witt Companies. Eldyne, Unidyne and DCS are information technology businesses that provide the Department of Defense and other government customers with systems research, development and prototyping, fleet integration, insertion of technology into existing systems, control systems and life cycle support.
The businesses acquired by Titan include office facilities owned by Unidyne in Norfolk, Virginia and East Lyme, Connecticut. The Company intends to continue use of those facilities. The Witt Companies' leased facilities in Crystal City, Virginia and San Diego, California, will be combined with the operations of Titan. Titan's acquisition of the Witt Companies has been accounted for as a purchase.

     The following unaudited pro forma condensed balance sheets and unaudited pro forma condensed statements of operations (collectively, the "Pro Forma Statements") have been prepared to illustrate the estimated effects of the merger and purchase of the businesses, for balance sheet purposes as of March 31, 1996 and December 31, 1995, and, for statement of operations purposes as of the beginning of each of the periods presented. The unaudited pro forma condensed statements of operations combine Titan's revenues and expenses for the year ended December 31, 1995 (Titan's year end) with the Witt Companies' revenues and expenses for the year ended December 31, 1995; and Titan's revenues and expenses for the three months ended March 31, 1996 with the Witt Companies' revenues and expenses for the three months ended March 31, 1996. The unaudited pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable in the circumstances. The unaudited pro forma statements of operations include the recurring items which are directly attributable to the merger and acquisition, such as amortization of additional goodwill, increase in interest expense, increase in preferred dividends, and the related tax effects thereof. The unaudited pro forma statements do not purport to represent what the companies' financial position or results of operations would actually have been if the acquisition in fact had occurred on the date or at the beginning of the periods indicated, nor do they purport to project the companies' financial position or results of operations for any future date or period.

                              THE TITAN CORPORATION

                        PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996

                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                           Pro Forma
                                                            Adjust-       Pro
                                              The Witt       ments       Forma
                                     Titan    Companies    (Note 1)    Combined
                                     -----    ---------    --------    --------

ASSETS
Current Assets:
  Cash and cash equivalents        $ 1,380    $    --   $  (1,000)(a)  $    380
  Accounts receivable - net         42,170     11,018          --        53,188
  Inventories                       10,078         33          --        10,111
  Prepaid expenses and
    other current assets             2,731        907          --         3,638
  Related party receivables             --      3,658      (3,658)(b)        --
  Deferred income taxes              4,998         --          --         4,998
                                   -------    -------     -------       -------
     Total current assets           61,357     15,616      (4,658)       72,315
Property and equipment - net        19,079      1,870          --        20,949
Goodwill, net                        3,410      2,418      16,619 (c)    22,447
Other assets                        10,971        437          --        11,408
                                   -------    -------     -------       -------

      Total assets                 $94,817    $20,341    $ 11,961      $127,119
                                   -------    -------     -------       -------
                                   -------    -------     -------       -------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                 $ 8,587    $ 1,504     $    --     $  10,091
  Lines of credit                   14,400      2,158          --        16,558
  Related party payables                --      1,985      (1,985)(b)        --
  Current portion of long-term debt    895        208       1,000 (d)     2,103
  Accrued compensation and benefits  5,662      2,111          --         7,773
  Deferred income taxes                 --      3,565      (3,565)(e)        --
  Other accrued liabilities         11,561      1,134       3,706 (f)    16,401
                                   -------    -------     -------       -------
     Total current liabilities      41,105     12,665        (844)       52,926
                                   -------    -------     -------       -------

Long-term debt                       6,057      1,244          --         7,301
Other non-current liabilities        9,537        141       1,597 (g)    11,275
Deferred income taxes                   --         --       2,970 (h)     2,970
Minority interest                       --        562        (562)(i)        --
Commitments and contingencies
Convertible Redeemable Preferred
 Stock                                  --         --       3,000 (j)     3,000

Stockholders' Equity:
  Preferred stock                      695         --          --           695
  Common stock                         152      3,601      (3,582)(k)       171
  Capital in excess of par value    31,613         67      11,443 (l)    43,123
  Retained earnings                  9,131      2,061      (2,061)(m)     9,131
  Treasury stock, at cost           (3,473)        --          --        (3,473)
                                   -------    -------     -------       -------
    Total stockholders' equity      38,118      5,729       5,800        49,647
      Total liabilities and
        stockholders' equity      $ 94,817   $ 20,341    $ 11,961    $  127,119
                                   -------    -------     -------       -------
                                   -------    -------     -------       -------

                             See Accompanying Note.

                              THE TITAN CORPORATION

                        PRO FORMA CONDENSED BALANCE SHEET
                                DECEMBER 31, 1995

                                 (IN THOUSANDS)
                                   (UNAUDITED)
                                                           Pro Forma
                                                            Adjust-       Pro
                                              The Witt       ments       Forma
                                     Titan    Companies    (Note 1)    Combined
                                     -----    ---------    --------    --------

ASSETS
Current Assets:
  Cash and cash equivalents       $  5,833   $     --   $  (1,000)(a)   $ 4,833
  Accounts receivable - net         39,360     13,063          --        52,423
  Inventories                       10,399         43          --        10,442
  Prepaid expenses and
    other current assets             2,872      1,224          --         4,096
  Related party receivables            --       3,658      (3,658)(b)        --
  Deferred income taxes              4,809         --          --         4,809
                                   -------    -------     -------       -------
     Total current assets           63,273     17,988      (4,658)       76,603
Property and equipment - net        18,295      1,822          --        20,117
Goodwill, net                        3,550      2,918      15,202 (c)    21,670
Other assets                        10,052        611          --        10,663
                                   -------    -------     -------       -------

      Total assets                $ 95,170   $ 23,339    $ 10,544     $ 129,053
                                   -------    -------     -------       -------
                                   -------    -------     -------       -------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                $ 10,184   $  2,613    $     --      $ 12,797
  Lines of credit                    9,200      3,844          --        13,044
  Related party payables                --      1,985      (1,985)(b)        --
  Current portion of long-term debt  1,019         --       1,000 (d)     2,019
  Accrued compensation and benefits  9,192      1,451          --        10,643
  Deferred income taxes                 --      3,565      (3,565)(e)        --
  Other accrued liabilities         13,803        550       3,706 (f)    18,059
                                   -------    -------     -------       -------
    Total current liabilities       43,398     14,008        (844)       56,562
                                   -------    -------     -------       -------
Long-term debt                       4,281      1,481          --         5,762
Other non-current liabilities        8,852        141       1,597 (g)    10,590
Deferred income taxes                   --         --       2,970 (h)     2,970
Minority interest                       --        562        (562)(i)        --
Commitments and contingencies
Convertible Redeemable Preferred Stock    --       --       3,000 (j)     3,000

Stockholders' Equity:
  Preferred stock                      695         --          --           695
  Common stock                         151      3,601      (3,581)(k)       171
  Capital in excess of par value    31,148         67      11,443 (l)    42,658
  Retained earnings                 10,169      3,479      (3,479)(m)    10,169
  Treasury stock, at cost           (3,524)        --          --        (3,524)
                                   -------    -------     -------       -------
    Total stockholders' equity      38,639      7,147       4,383        50,169
      Total liabilities and
        stockholders' equity      $ 95,170   $ 23,339    $ 10,544     $ 129,053
                                   -------    -------      ------       -------
                                   -------    -------     -------       -------

                             See Accompanying Note.

                              THE TITAN CORPORATION

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                           Pro Forma
                                                            Adjust-       Pro
                                              The Witt       ments       Forma
                                     Titan    Companies    (Note 1)    Combined
                                   --------   ----------   --------    --------
Revenues                         $  31,172   $ 15,859     $    --      $ 47,031
                                   --------   ----------   --------    --------

Costs and expenses:
Cost of revenues                    24,855     14,956          --        39,811
Selling, general and administrative
   expense                           5,951      1,772         150(n)      7,873
Research and development expense     1,224         --          --         1,224
Restructuring and other (income)
   expense, net                         --         (8)         --            (8)
                                   --------   --------    --------      --------
     Total costs and expenses       32,030     16,720         150        48,900
                                   --------   --------    --------      --------

Operating profit (loss)               (858)      (861)       (150)       (1,869)

Interest expense                      (427)       (46)        (25)(o)      (498)
Interest income                         15        --           --            15
                                   --------   --------    --------      --------

Income (loss) before taxes          (1,270)      (907)       (175)       (2,352)
Income tax (provision) benefit         406         --         173 (p)       579
                                   --------   --------    --------      --------

Net income (loss)                     (864)      (907)         (2)       (1,773)
Dividend requirement on preferred
   stock                              (174)        --         (45)(q)      (219)
                                   --------   --------    --------      --------
Net income (loss) applicable to
   common stock                    $(1,038)   $  (907)    $   (47)      $(1,992)
                                   --------   --------    --------      --------
                                   --------   --------    --------      --------

Net income (loss) per share of
   common stock                    $ (0.07)   $ (7.56)    $  7.50       $ (0.13)
                                   --------   --------    --------      --------
                                   --------   --------    --------      --------


                             See Accompanying Note.

                              THE TITAN CORPORATION

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                           Pro Forma
                                                            Adjust-       Pro
                                              The Witt       ments       Forma
                                     Titan    Companies    (Note 1)    Combined
                                   -------    ---------   ---------    --------
Revenues                         $ 133,967   $ 51,090     $    --     $ 185,057
                                   --------   --------    ---------    --------
Costs and expenses:
Cost of revenues                   102,231     41,459          --       143,690
Selling, general and
   administrative expense           23,538      8,126         600(n)     32,264
Research and development expense     5,904         --          --         5,904
Restructuring and other (income)
   expense, net                      6,249         (8)         --         6,241
                                   --------   --------    --------      --------
     Total costs and expenses      137,922     49,577         600       188,099
                                   --------   --------    --------      --------

Operating profit (loss)             (3,955)     1,513        (600)       (3,042)

Interest expense                    (1,154)      (236)       (100)(o)    (1,490)
Interest income                         95         72          --           167
                                   --------   --------    --------      --------

Income (loss) before taxes          (5,014)     1,349        (700)       (4,365)
Income tax (provision) benefit       1,207       (362)       (138)(p)       707
                                   --------   --------    --------      --------

Net income (loss)                   (3,807)       987        (838)       (3,658)
Dividend requirement on preferred
   stock                              (695)       --         (180)(q)      (875)
                                   --------   --------    --------      --------
Net income (loss) applicable to
   common stock                   $ (4,502)  $    987     $(1,018)      $(4,533)
                                   --------   --------    --------      --------
                                   --------   --------    --------      --------

Net income (loss) per share of
   common stock                   $  (0.33)  $   8.23     $ (8.20)      $ (0.30)
                                   --------   --------    --------      --------
                                   --------   --------    --------      --------



                             See Accompanying Note.

                              THE TITAN CORPORATION

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

         (Dollar amounts in thousands, except share and per share data)
                                   (UNAUDITED)

NOTE 1. PRO FORMA ADJUSTMENTS

        (a)  Record cash payment made to Witt on closing of the transaction.

        (b) Eliminate certain related party receivables contributed to capital as part of the merger transaction. Offset other related party receivables against related party payables.

        (c) Eliminate goodwill reflected in Witt Companies' financial statements and add excess of Titan's purchase price over the fair value of assets acquired.

        (d) Record $1,000 note payable to Witt from Titan, due March, 1997. Interest at 10% annually.

        (e)  Eliminate current deferred income taxes of Witt in 481A exchange.

        (f) Record other accrued liabilities related to the transaction as follows:

             RECORD SHORT TERM PORTION OF WITT RETAINER             $   320
             RECORD OTHER COSTS RELATED TO THE TRANSACTION            2,791
             TAX EFFECTS OF SECTION 481A ELECTION                       595
                                                                     ------
                                                                    $ 3,706
                                                                     ------
                                                                     ------


        (g) Record long term portion of Witt's $1,917 retainer agreement, of which $320 is current, and $1,597 is long term.

        (h)  Record long term deferred income taxes due to the 481A exchange.

        (i)  Eliminate minority interest in Unidyne.

        (j) Record issuance of 500,000 shares of cumulative convertible redeemable preferred stock at $6 per share.

        (k)(l)(m) Issue 1,921,534 shares, subject to certain post-closing adjustments, of Titan common stock, market value approximately $6 per share, par value $.01 per share, and eliminate Witt Companies' stockholders' equity.

        (n)  Record amortization of goodwill over thirty year life.

        (o)  Record interest expense on $1,000 note payable to Witt.

        (p)  Record tax impact of the aforementioned pro forma adjustments.

        (q) Record 6% annual dividend on $3,000 cumulative convertible redeemable preferred stock.